Exhibit 99.1

FOR IMMEDIATE RELEASE

Valassis Announces Promotions of Ron Goolsby to Chief Operating Officer and

Suzie Brown to Executive Vice President of Sales and Marketing

Livonia, Mich., Aug. 26, 2011: Valassis (NYSE: VCI), one of the nation’s leading media and marketing services companies, announced the promotions of Ron Goolsby to the newly created position of Chief Operating Officer (COO) and Suzie Brown to Executive Vice President of Sales and Marketing effective Jan. 1, 2012. These promotions were announced by Rob Mason, current Executive Vice President of Sales and Marketing, and the recently named successor to Alan F. Schultz as Chief Executive Officer (CEO) and President.

Goolsby, currently Valassis Executive Vice President of Manufacturing and Client Services, will assume the new role of COO effective Jan. 1, 2012. Goolsby has over 28 years of experience with the company, and has held a wide variety of positions including the start-up of our Durham, North Carolina and Wichita, Kansas manufacturing facilities; Vice President of our Anderson Printing Division in Livonia, Michigan; General Manager of Valassis of Canada; leading the integration of our Shared Mail Client Services organization; and establishing our Corporate Process Improvement discipline and team. In this new role, Goolsby will continue to be responsible for the company’s Manufacturing, Operations and Client Services functions, with the addition of Strategic Sourcing and Business and Technology Solutions.

“Ron has touched nearly all aspects of the business over his 28 years of experience at Valassis and it seems his entire career has been preparing him for this opportunity,” said Mason. “He is a proven, thoughtful and decisive leader who understands our business and its complexities from the ground up. Ron can be counted on to get things done and has built his career by always striving to do the right thing for the company, our associates and clients.”

“I am excited to assume the COO role at Valassis and continue to lead our experienced and driven team known for its superior customer service, low-cost producer status and great place to work culture,” said Goolsby. “During my career at Valassis, I have participated in the tremendous growth of our company, and I am privileged to be part of driving our vision for the future.”

Brown, currently Valassis’ Chief Marketing Officer (CMO), will succeed Rob Mason as Executive Vice President of Sales and Marketing effective Jan. 1, 2012. Brown is a 27-year veteran at the company, and as CMO, she built a world-class marketing team who brought the RedPlum® brand to market, innovated our Targeting and Marketing Intelligence tools and insights, created a first-class Sales Learning and Development practice and developed client-driven product solutions that have significantly contributed to our growth. Her career began in sales, where she earned numerous and prestigious awards before leading the company’s Western Sales division. During her years as a Sales Vice President, she consistently exceeded performance goals. Brown later served as CEO of Save.com, Valassis’ first venture into the online world. She has made a significant impact on Valassis’ business by spearheading the Sales and Marketing integration of Valassis and ADVO. During the middle of the economic recession of 2009, Brown successfully led the company’s Field Sales team in addition to her CMO position.

“I have worked closely with Suzie for many years and have tremendous respect for her leadership style and deep understanding of all facets of our business,” Mason said. “With a history of exceptional leadership in sales and marketing, Suzie has a proven track record of driving effective results. Her sales experience, in-depth knowledge of our RedPlum product portfolio and go-to-market strategy will prove invaluable to the Valassis Sales team as they drive profitable revenue.”

“I began my career at Valassis in Sales and am delighted to now lead an incredibly talented group of both sales and marketing professionals,” Brown said. “Over the years I have had the opportunity to diversify and expand my roles within the company, and I have been fortunate to work with many high-performing, results-oriented associates. I am honored to lead this team and continue to drive exceptional return on investment for our clients and deliver value to millions of consumers every week.”

About Valassis

Valassis is one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum® media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its digital offering, including redplum.com and save.com, consumers can find compelling national and local deals online. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and eight countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For more information, visit http://www.valassis.com, http://www.redplum.com and http://www.save.com.

Cautionary Statements Regarding Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from our existing competitors; new competitors in any of our businesses; a shift in client preference for different promotional materials, strategies or coupon delivery methods, including, without limitation, as a result of declines in newspaper circulation; an unforeseen increase in paper or postal costs; changes which affect the businesses of our clients and lead to reduced sales promotion spending, including, without limitation, a decrease of marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses; our substantial indebtedness, and ability to refinance such indebtedness, if necessary, and our ability to incur additional indebtedness, may affect our financial health; the financial condition, including bankruptcies, of our clients, suppliers, senior secured credit facility lenders or other counterparties; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors; our failure to attract and retain qualified personnel may affect our business and results of operations; a rise in interest rates could increase our borrowing costs; possible governmental regulation or litigation affecting aspects of our business; clients experiencing financial difficulties, or otherwise being unable to meet their obligations as they become due, could affect our results of operations and financial condition; uncertainty in the application and interpretation of applicable state sales tax laws may expose us to additional sales tax liability; and general economic conditions, whether nationally, internationally, or in the market areas in which we conduct our business, including the adverse impact of the ongoing economic downturn on the marketing expenditures and activities of our clients and prospective clients as well as our vendors, with whom we rely on to provide us with quality materials at the right prices and in a timely manner. These and other risks and uncertainties related to our business are described in greater detail in our filings with the United States Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Mary Broaddus

Director, Investor Relations and Corporate Communications

734-591-7375

broaddusm@valassis.com